Exhibit 99.1

AVANT Immunotherapeutics, Inc. and Celldex Therapeutics

Schedule Joint Teleconference for Monday, October 22, 2007 at 9:00 AM EDT

Needham, MA and Phillipsburg, NJ, October 22, 2007—AVANT Immunotherapeutics, Inc. (NASDAQ: AVAN) and Celldex Therapeutics, Inc., a privately-held company, announced today that they will hold a joint teleconference on Monday, October 22 at 9:00 AM EDT to discuss the proposed merger agreement announced earlier this morning in a joint press release.

Conference Call Information

The conference call may be accessed by visiting www.avantimmune.com or www.celldextherapeutics.com. The webcast and telephonic replay will be available following the filing of the conference call transcript with the SEC.

Callers may also access the call with the following dial-in information:

Domestic phone number: 1-888-396-2384	Passcode: 20038122
International phone number: 1-617-847-8711	Passcode: 20038122

Callers may access the replay with the following dial-in information:

Domestic phone number: 1-888-286-8010	Passcode: 66818661
International phone number: 1-617-801-6888	Passcode: 66818661

About AVANT Immunotherapeutics, Inc.:

AVANT Immunotherapeutics, Inc. is a Massachusetts-based NASDAQ-listed company discovering and developing innovative vaccines and therapeutics that harness the human immune system to prevent and treat disease. AVANT’s innovative bacterial vector delivery technologies with unique manufacturing and preservation processes offer the potential for a new generation of vaccines. AVANT has three commercialized products, including Rotarix® for the treatment of rotavirus and two human food safety vaccines for reducing salmonella infection in chickens and eggs. AVANT also has four product candidates in its development pipeline, an anti-inflammatory agent, TP10, and three candidates based on its oral, rapidly-protecting, single-dose and temperature-stable vaccine technology, including combination vaccines for travelers, the military and global health needs.

About Celldex Therapeutics, Inc.:

Celldex Therapeutics, Inc. is an innovative, privately-held New Jersey-based biopharmaceutical company—spun-out of Medarex, Inc. (NASDAQ: MEDX)—developing targeted immunotherapeutics for the treatment of cancer, infectious and inflammatory diseases. Celldex focuses on the use of tumor-specific targets and human monoclonal antibodies (mAbs) to precisely deliver therapeutic agents through its novel ‘targeted immunization’ approach. Celldex’s deep product pipeline consists of products in varying stages of development, with its lead candidate currently undergoing evaluation in a Phase 2/3 clinical trial in newly diagnosed glioblastoma multiforme, one of the most aggressive forms of brain cancer. Celldex is also running clinical trials for several products based on its proprietary APC Targeting Technology™, which delivers fully human monoclonal antibodies directly to patients to target and stimulate dendritic cells and macrophages—key cells within the immune system.

Additional Information about the Merger and Where to Find It

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the Merger, failure of AVANT’s stockholders to approve the Merger; AVANT’s or Celldex’s inability to satisfy the conditions of the Merger; AVANT’s inability to maintain its NASDAQ listing; the risk that AVANT’s and Celldex’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Celldex’s new and uncertain technology; risks of the development of competing technologies; risks related to the combined company’s ability to protect its proprietary technologies; risks related to patent-infringement claims; risks of new, changing and competitive technologies and regulations in the U.S. and internationally; and other events and factors disclosed previously and from time to time in AVANT’s filings with the Securities and Exchange Commission, including AVANT’s Annual Report on Form 10-K for the year ended December 31, 2006. The companies do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This communication may be deemed to be solicitation material in respect of the proposed merger of AVANT and Celldex. In connection with the proposed merger, AVANT and Celldex intend to file relevant materials with the SEC, including AVANT’s joint registration statement/proxy statement on Form S-4. SHAREHOLDERS OF AVANT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING AVANT’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and AVANT shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from AVANT. Such documents are not currently available.

Participants in the Solicitation

The directors and executive officers of AVANT and Celldex may be deemed to be participants in the solicitation of proxies from the holders of AVANT common stock in respect of the proposed transaction. Information about the directors and executive officers of AVANT is set forth in the proxy statement for AVANT’s most recent 10-K, which was filed with the SEC on March 16, 2007. Investors may obtain additional information regarding the interest of AVANT and its directors and executive officers, and Celldex and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.

Contact information:

AVANT Immunotherapeutics, Inc.	Celldex Therapeutics, Inc.
Una Ryan/Avery “Chip” Catlin	Anthony Marucci
Tel. 781-433-0771	Tel. 908-454-7120
E-mail: info@avantimmune.com	E-mail: information@celldextherapeutics.com

AVANT Investor Relations:	Celldex Investor Relations:
Douglas MacDougall	Sara Ephraim
MacDougall Biomedical Communications	The Ruth Group
Tel. 508-647-0209	Tel. 646-536-7002
E-mail: doug@macbiocom.com	E-mail: sephraim@theruthgroup.com

AVANT Media Relations:	Celldex Media Relations:
Joan Kureczka	Dan Budwick
Kureczka/Martin Associates	BMC Communications
Tel. 415-821-2413	Tel. 212-477-9007, ext. 14
E-mail: jkureczka@comcast.net	E-mail: daniel@bmccommunications.com